                         AMENDMENT NO. 2 TO CREDIT AGREEMENT


     AMENDMENT dated as of March 16, 1999 to the Credit Agreement dated as of January 30, 1997, as amended as of July 25, 1997 (collectively, the "CREDIT AGREEMENT") among TENET HEALTHCARE CORPORATION (the "BORROWER"), the LENDERS, MANAGING AGENTS and CO-AGENTS party thereto, the SWINGLINE BANK party thereto, THE BANK OF NEW YORK and THE BANK OF NOVA SCOTIA, as Documentation Agents, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Syndication Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT")

                                W I T N E S S E T H :

     WHEREAS, the parties hereto desire to amend the Credit Agreement to (i) add an additional carve-out to the definition of Restricted Asset Transfer to permit the sale of certain identified assets, (ii) defer the step-down of the debt ratio by six months and (iii) permit the Borrower to exchange its 6% Exchangeable Subordinated Notes for non-exchangeable subordinated securities, subject to certain terms and conditions;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

     SECTION 2. DEFINITION OF RESTRICTED ASSET TRANSFER. The Definition of Restricted Asset Transfer in Section 1.01 is amended as follows:

     (a)  subsections (vi) and (vii) are amended to read as follows:

          "(vi)     a sale or other transfer of Equity Interests in any Person that is neither a Subsidiary nor an Equity Affiliate;

          (vii)     any sale or other transfer of assets to an Equity Affiliate;
          and"

     (b)  a new subsection (viii) is added to read as follows:

          "(viii)   any sale of assets identified in Schedule 5.06 hereto,
          PROVIDED that such sale occurs not later than March 31, 2000."

     SECTION 3. SCHEDULE OF PERMITTED ASSET SALES. A Schedule 5.06 of Permitted Asset Sales is added to read as hereto attached.

     SECTION 4. DEBT RATIO. Section 5.09 of the Credit Agreement is amended to read as follows:

     Section 5.09. DEBT RATIO. At the close of business on any day on or after the Closing Date, the ratio of (i) Adjusted Total Debt at such time to (ii) Adjusted EBITDA for the period of four consecutive Fiscal Quarters most recently ended at or prior to such time will not be greater than the ratio set forth below opposite the period in which such day is included:



                              PERIOD                   RATIO
               Closing Date through May 31, 1998       4.0 to 1
               June 1, 1998 through November 30, 1999  3.75 to 1
               On and after December 1, 1999           3.5 to 1


     SECTION 5. RESTRICTION ON PREPAYING SUBORDINATED DEBT. Section 5.15 of the Credit Agreement is amended to read as follows:

     SECTION 5.15. RESTRICTION ON PREPAYING SUBORDINATED DEBT. Neither the Borrower nor any Subsidiary will prepay, defease or purchase, prior to the date on which it is required by its terms to be repaid, repurchased or otherwise retired, all or any portion of any Debt of the Borrower that is subordinated in right of payment to the Loans; PROVIDED that (x) the Borrower may prepay, defease or repurchase such Debt in an aggregate amount not in excess of the net cash proceeds received by the Borrower from the issue and sale or incurrence of additional subordinated Debt in the 12 month period prior to, or substantially concurrently with, such prepayment, defeasance or repurchase, so long as such additional subordinated Debt has a final maturity after the final maturity of, and a weighted average life that is longer than the weighted average life of, the subordinated Debt prepaid, defeased or repurchased, (y) the Borrower may repurchase its 6% Exchangeable Subordinated Notes due 2005 in exchange for additional Debt of the Borrower subordinated on substantially identical terms, so long as such additional subordinated Debt requires no scheduled payment of principal prior to the scheduled maturity of the Borrower's 6% Exchangeable Subordinated Notes due 2005, and (z) in addition to any subordinated Debt prepaid, defeased or repurchased pursuant to clause (x) or (y), the Borrower may prepay, defease or repurchase such Debt so long as the aggregate cash (or value of property) used therefor, plus the aggregate amount of Restricted Payments made in accordance with Section 5.12, does not at any time exceed the sum of (i) $500,000,000 and
(ii) 50% of the Borrower's cumulative consolidated net income for the period (treated as a single accounting period) commencing June 1, 1998 and ending on the last day of the last Fiscal Quarter ended prior to the date of such prepayment, defeasance or repurchase.

     SECTION 6. REPRESENTATIONS OF BORROWER. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

     SECTION 7. COVENANT OF THE BORROWER. The Borrower shall pay to the Administrative Agent amendment fees for the account of the Banks in the amounts heretofore mutually agreed on March 25, 1999.

     SECTION 8. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 9. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 10. EFFECTIVENESS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") when the Administrative Agent shall have received from each of the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                               TENET HEALTHCARE CORPORATION




                               By:
                                   Title:


                               MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK




                               By:
                                   Title:



                               BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                 ASSOCIATION




                               By:
                                   Title:


                               THE BANK OF NEW YORK




                               By:
                                   Title:


                               THE BANK OF NOVA SCOTIA




                               By:
                                   Title:

                               THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS
                                ANGELES AGENCY


                               By:
                                   Title:




                               ABN AMRO BANK N.V.
                                LOS ANGELES INTERNATIONAL BRANCH



                                By:
                                    Title:



                                By:
                                    Title:



                               BANK OF TOKYO-MITSUBISHI TRUST
                               COMPANY



                                By:
                                    Title:



                               THE CHASE MANHATTAN BANK



                                By:
                                    Title:



                               DEUTSCHE BANK NEW YORK AND/OR
                               CAYMAN ISLANDS BRANCHES

                                By:
                                    Title:



                                By:
                                    Title:



                               FLEET NATIONAL BANK


                                By:
                                    Title:



                               THE LONG-TERM CREDIT BANK OF JAPAN,
                               LTD.



                                By:
                                    Title:



                               PNC BANK, N.A.



                                By:
                                    Title:



                               THE SANWA BANK LIMITED, DALLAS AGENCY




                               By:
                                   Title:

                               SOCIETE GENERALE



                                By:
                                    Title:



                               THE SUMITOMO BANK, LIMITED



                                By:
                                    Title:



                               TORONTO DOMINION (TEXAS), INC.



                                By:
                                    Title:



                               WACHOVIA BANK OF GEORGIA, N.A.



                                By:
                                    Title:


                               COMMERZBANK AG
                                 LOS ANGELES BRANCH



                                By:
                                    Title:



                                By:
                                    Title:

                               CREDIT LYONNAIS NEW YORK BRANCH



                                By:
                                    Title:



                               THE DAI-ICHI KANGYO BANK, LTD.
                                LOS ANGELES AGENCY



                                By:
                                    Title:




                               KREDIETBANK N.V.



                                By:
                                    Title:



                                By:
                                    Title:


                               BANK OF MONTREAL




                               By:
                                   Title:


                               BANQUE PARIBAS

                               By:
                                   Title:




                               By:
                                   Title:



                               CREDIT SUISSE FIRST BOSTON



                               By:
                                   Title:



                               By:
                                   Title:



                                THE ROYAL BANK OF SCOTLAND plc



                                By:
                                    Title:


                                HIBERNIA NATIONAL BANK



                                By:
                                    Title:


                                BHF-BANK AKTIENGESELLSCHAFT



                                By:
                                    Title:

                                By:
                                     Title:


                                MICHIGAN NATIONAL BANK




                                By:
                                    Title:


                                THE TOYO TRUST & BANKING CO., Ltd.



                                By:
                                    Title:


                                THE TOKAI BANK LIMITED, LOS ANGELES AGENCY



                                By:
                                    Title:


                                UNITED STATES NATIONAL BANK OF OREGON



                                By:
                                    Title:



                                BANCA COMMERCIALE ITALIANA



                                 By:
                                     Title:

                                CALIFORNIA BANK & TRUST



                                 By:
                                     Title:



                                COMERICA BANK



                                 By:
                                     Title:



                                FIRST AMERICAN NATIONAL BANK



                                 By:
                                     Title:



                                FIRST UNION NATIONAL BANK



                                 By:
                                     Title:




                                MELLON BANK, N.A.



                                 By:
                                     Title:

                                NATIONAL CITY BANK, KENTUCKY



                                 By:
                                     Title:


                                COOPERATIEVE CENTRALE RAIFFEISEN-
                                 BOERENLEENBANK B.A., "RABOBANK NEDERLAND"



                                By:
                                    Title:


                                SOUTH TRUST BANK



                                By:
                                    Title:



                                STB DELAWARE FUNDING TRUST I



                                 By:
                                     Title:


                                SUNTRUST BANK, CENTRAL FLORIDA NA




                                By:
                                    Title:

                                THE SAKURA BANK, LIMITED


                                By:
                                    Title:



                                NATEXIS BANQUE-BFCE



                                 By:
                                     Title:


                                 By:
                                     Title:

                                                               SCHEDULE 5.06

PERMITTED ASSET SALES


THE LIST OF PERMITTED ASSET SALES HAS BEEN AGREED TO BY THE COMPANY AND EACH OF THE OTHER PARTIES TO THE CREDIT AGREEMENT.